Exhibit 5.1

July 2, 2021

NaturalShrimp Incorporated
15150 Preston Road, Suite 300
Dallas, Texas 75248

Re:
NaturalShrimp Incorporated Offering of Shares

Registration Statement on Form S-3 (No. 333-253953)

Ladies and Gentlemen:

We have acted as counsel for NaturalShrimp Incorporated, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (the “Offering”) by the Company of (i) up to an aggregate of 2,727,272 shares of the Company’s common stock, $0.0001 par value per share, at a per share purchase price of $0.55 per share (the “Third Closing Shares”), pursuant to a Securities Purchase Agreement dated April 14, 2021 (the “Purchase Agreement”) entered into by and between the Company and GHS Investments LLC (the “Purchaser”); and (ii) up to an aggregate of 7,500,000 shares of Common Stock, $0.0001 par value per share, at a per share purchase price of $0.40 per share (the “June Shares”) and $11,000 worth of prefunded warrants to purchase up to an aggregate of 1,100,000 shares of Common Stock, at an exercise price of $0.01 per share (the “Prefunded Warrants”, and together with the June Shares, the “June 28th Closing Shares”). The June 28th Closing Shares were sold pursuant to a Securities Purchase Agreement dated June 28, 2021 (the “June Purchase Agreement”) entered into by and between the Company and the Purchaser. The Third Closing Shares have been offered for sale pursuant to a final prospectus supplement dated May 20, 2021 and filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 424(b) under the Securities Act on June 28, 2021 (the “May Prospectus Supplement”), and to the base prospectus (such base prospectus, as amended and supplemented by the May Prospectus Supplement, the “May Prospectus”) that form a part of the Company’s registration statement on Form S-3 (No. 333-253953), initially filed by the Company with the Commission on March 5, 2021, and declared effective by the Commission on March 22, 2021 (the “Registration Statement”). The June 28th Closing Shares have been offered for sale pursuant to a final prospectus supplement dated June 28, 2021 and filed with the SEC pursuant to Rule 424(b) under the Securities Act on June 29, 2021 (the “June Prospectus Supplement”), and to the base prospectus (such base prospectus, as amended and supplemented by the June Prospectus Supplement, the “June Prospectus”) that form a part of the Registration Statement.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, the May Prospectus, or the June Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), (b) the Bylaws of the Company, as amended (the “Bylaws”), (c) the Registration Statement and all exhibits thereto, (d) the unanimous written consent of the Board of Directors (the “Board”) approving the filing of the Registration Statement and other related matters; (e) the Purchase Agreement; (f) the June Purchase Agreement; and (g) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted as originals; (iv) the conformity to authentic originals of all documents submitted to as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Purchase Agreement and to the June Purchase Agreement being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that the Third Closing Shares and the June 28th Closing Shares will be issued and sold in in the manner specified in the Registration Statement, the May Prospectus, and the June Prospectus, as the case may be. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and the purchasers contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or the purchasers, including the Registration Statement, Purchase Agreement, and June Purchase Agreement.

The foregoing opinions are limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or ‘blue sky’ laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion as to the enforceability of the Purchase Agreement and the June Purchase Agreement.

Our opinion is based on the laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Third Closing Shares and the June 28th Closing Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the Purchase Agreement and the June Purchase Agreement, as the case may be, and in the manner contemplated by the Registration Statement, the May Prospectus Supplement, and the June Prospectus Supplement, as the case may be, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the May Prospectus and in the June Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,